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                                                                    EXHIBIT 5.1
                                  LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                           999 PEACHTREE STREET, N.E.
                               FIRST UNION PLAZA
                                   SUITE 1400

                             Atlanta, Georgia 30309
                            TELEPHONE (404) 817-6000
                            FACSIMILE (404) 817-6050
                                  www.nmrs.com

                                 OTHER OFFICES:
                           Charleston, South Carolina
                           Charlotte, North Carolina
                            Columbia, South Carolina
                           Greenville, South Carolina
                         Myrtle Beach, South Carolina
                                    ________
                                Munich, Germany


                                March 15, 2000

Tekgraf, Inc.
980 Corporate Woods Parkway
Vernon Hills, Illinois 60061

Gentlemen:

         We have acted as counsel to Tekgraf, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 600,000 shares (the "Plan Shares") of the Registrant's Class A Common Stock, $0.001 par value per share (the "Common Stock"), that may be issued pursuant to the Tekgraf, Inc. 1997 Employee Stock Option Plan, effective as of August 7, 1996 and amended on May 26, 1999 (the "Plan"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by, and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Plan Shares covered by the Registration Statement, which may be issued pursuant to the Plan, will, when issued in accordance with the Plan, be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                 Sincerely,

                                 NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.



                                 By: /s/ Philip H. Moise
                                    -------------------------------------------
                                      Philip H. Moise